Exhibit 99.2

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

ITEM 1. TO CONSIDER AND VOTE ON THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 26, 2009, BY AND AMONG REITPLUS, INC., AMREIT AND REITPLUS ADVISOR, INC., A COPY OF WHICH IS ATTACHED AS ANNEX D TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF AMREIT WITH AND INTO REITPLUS AND THE ADOPTION OF THE REITPLUS ARTICLES OF AMENDMENT AND RESTATEMENT.

FOR	AGAINST	ABSTAIN

☐	☐	☐

ITEM 2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEROF.

SEE REVERSE SIDE

Signature:	Signature:	Date:

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone proxy authorization is available through 12:00 Noon Central Daylight Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet
http://www.eproxy.com/amy/

Use the Internet to vote your
proxy. Have your AmREIT proxy card in
hand when you access the web site.

OR
Telephone
1-800-560-1965

Use any touch-tone telephone to
vote your proxy. Have your
AmREIT proxy card in
hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To authorize your proxy to vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE AMREIT BOARD

          The undersigned shareholder of AmREIT hereby appoints H. Kerr Taylor and Chad C. Braun, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of capital stock of AmREIT which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the special meeting of shareholders of AmREIT to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046 at             a.m. Central Daylight Time on            ,            , 2009, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the special meeting.

          The undersigned hereby acknowledges receipt of the AmREIT Notice of Special Meeting of Shareholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be marked, dated and signed, on the other side)